Exhibit 99.1

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Universal Logistics Holdings, Inc. Announces 2016 Earnings Release and Planned Investor Communication Dates

Warren, MI – February 9, 2017 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) announced today the planned release of its 2016 financial results after the market closes on Thursday, February 23, 2017.

Based on currently available information, Universal expects to report fourth quarter total operating revenues in the range of $260 million to $265 million, and 2016 full-year operating revenues of approximately $1.07 billion.  Income from operations for the fourth quarter is anticipated to be in a range between $5.5 million to $6.0 million, and includes a $1.2 million pre-tax charge to bad debt expense for a customer related bankruptcy.  This compares to $18.5 million of operating income in the fourth quarter of 2015 on total revenues of $286.0 million.

Universal anticipates reporting earnings per share of approximately $0.10 for the fourth quarter of 2016, and full-year earnings of approximately $0.85 per share.  This compares to $0.33 per share in the fourth quarter of 2015, and full-year earnings of $1.37 per share.

“As we close the books on 2016, we are very much looking forward to the coming year,” stated Jeff Rogers, Universal’s Chief Executive Officer.  “Top-line revenues were generally aligned with expectations in the fourth quarter; however, continued headwinds in our value-added operations supporting heavy-truck, as well as depressed margins in the early phases of two significant program launches, negatively impacted our fourth quarter results.  Looking forward to 2017, we are beginning to see some positive momentum.  Transportation services are trending upwards, and we’re starting to see our value-added operations better aligning with expectations.  Though I expect heavy-truck to remain challenging in the near term, I am confident we have the right people in place to execute our long-term strategy; I am excited about the opportunities that lay ahead.”

The above information is subject to adjustments as Universal completes its annual financial close and reporting processes, including the annual audit of our consolidated financial statements.

Investor Conference:

Jeff Rogers, Universal’s Chief Executive Officer, Jude Beres, Chief Financial Officer and Steven Fitzpatrick, Vice President of Finance and Investor Relations, will attend the Stifel 2017 Transportation & Logistics Conference at The Ritz-Carlton in Key Biscayne, Florida.  Universal’s presentation begins at 4:55 PM ET on Tuesday, February 14, 2017.

At the conference, management will present on Universal’s unique capabilities, reflect on current market and operating trends, discuss recent corporate developments, and outline plans and expectations for future growth.

The conference will be broadcast live via webcast at http://www.universallogistics.com.  Click on “Investor Relations” and then click the webcast link.  A webcast replay will be available for 30 days following each event.

Conference Call:

We invite analysts and investors to participate in our 2016 financial performance conference call:

Time:	10:00 AM EDT
Date:	Friday, February 24, 2017
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	54192791

A replay of the conference call will be available beginning two hours after the call through March 24, 2017, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 54192791. The call will also be available on investors.universallogistics.com.

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.